Exhibit 10.1

AMENDMENT TO BIOSCRIP, INC.

2008 EQUITY INCENTIVE PLAN

This AMENDMENT TO THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN (the “Amendment”), is made on the date last below written by BIOSCRIP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the Company adopted the BioScrip, Inc. 2008 Equity Incentive Plan, originally effective April 28, 2008, and as last amended and restated effective as of May 8, 2014, as may be further amended (the “Plan”); and

WHEREAS, Section 17 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of the common stock of the Company in the aggregate that may be subject to awards granted to directors under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.	Paragraph (a) of Section 3.1 of the Plan is amended and restated to read as follows:

3.1 Number of Shares (a) Subject to adjustment as provided in Section 15, a total of 9,355,000 shares of Stock shall be authorized for issuance under the Plan (which number shall include the 6,855,000 shares of Stock previously authorized for issuance under the Plan), all of which may be subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an Option or Stock Appreciation Right granted after December 31, 2007 under the Prior Plan and one and 53/100 (1.53) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2007 under the Prior Plan. In no event may more than 1,500,000 shares of Stock in the aggregate be subject to Awards granted to Directors. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and 53/100 (1.53) shares of Stock for every one (1) share of Stock issued.

2.             Except as provided in this Amendment, no other changes or amendments shall be made to the Plan as previously stated (including all prior amendments) and the remainder thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment on this 1 the day of June, 2016.

BIOSCRIP, INC.

By:	/s/ Kathryn M. Stalmack